Form of

Hayes Lemmerz Finance LLC — Luxembourg S.C.A.

OFFER TO EXCHANGE

Up to €130 million 8.25% Senior Notes due 2015
that have been registered under the Securities Act of 1933, as amended, for any and all outstanding unregistered 8.25% Senior Notes due 2015

Unconditionally guaranteed as to payment of principal and
interest by Hayes Lemmerz International, Inc. and the other guarantors named in the indenture governing the 8.25% Senior Notes due 2015

Pursuant to the Prospectus dated          , 2008

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 12, 2008, UNLESS EXTENDED IN THE COMPANY’S SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To our Clients:

Enclosed for your consideration is a prospectus, dated          , 2008 (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Hayes Lemmerz Finance LLC — Luxembourg S.C.A. (“Issuer” and, together with Hayes Lemmerz International, Inc. and its subsidiaries, the “Company”) to exchange an aggregate principal amount of up to €130 million of Issuer’s 8.25% Senior Notes due 2015 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Issuer’s issued and outstanding 8.25% Senior Notes due 2015 (the “Restricted Notes”) that were issued in offerings under Rule 144A and Regulation S under the Securities Act. The Exchange Offer is being extended to all holders of the Restricted Notes in order to satisfy certain obligations contained in the Registration Rights Agreement, dated as of May 30, 2007, among the Issuer, the guarantors named therein and the initial purchasers of the Restricted Notes. The Exchange Notes are substantially identical to the Restricted Notes, except that the Exchange Notes have been registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

These materials are being forwarded to you as the beneficial owner of the Restricted Notes held by us for your account but not registered in your name. A TENDER OF SUCH RESTRICTED NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Restricted Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Restricted Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on May 12, 2008, unless the Exchange Offer is extended in the Company’s sole discretion. Any Restricted Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Restricted Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer — Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Restricted Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on May 12, 2008, unless the Exchange Offer is extended or earlier terminated in the Company’s sole discretion.

If you wish to have us tender your Restricted Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER RESTRICTED NOTES.

INSTRUCTIONS WITH RESPECT TO THE
EXCHANGE OFFER
OF
HAYES LEMMERZ FINANCE LLC — LUXEMBOURG S.C.A.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Hayes Lemmerz Finance LLC — Luxembourg S.C.A. with respect to its outstanding 8.25% Senior Notes due 2015 (the “Restricted Notes”).

This will instruct you to tender the Restricted Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

[ ] Please tender the Restricted Notes held by you for my account as indicated below:

8.25% Senior Notes due 2015 €      (Aggregate Principal Amount of Restricted Notes)

[ ] Please do not tender any Restricted Notes held by you for my account.

Dated:  , 2008

Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

Account Number:

(Tax Identification or Social Security Number(s)):

NONE OF THE RESTRICTED NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE RESTRICTED NOTES HELD BY US FOR YOUR ACCOUNT.

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